EXHIBIT 4.3

THE  SECURITIES  REPRESENTED  BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISTRIBUTED WITHOUT AN EFFECTIVE
REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS.

                          CORGENIX MEDICAL CORPORATION
                          CONVERTIBLE PROMISSORY NOTE


$500,000                                                   March  12,  2004
                                                           Westminster,  CO

     FOR VALUE RECEIVED, Corgenix Medical Corporation, a Nevada corporation ("Borrower"), promises to pay to Genesis Bioventures Inc., with an address at
  --------
1A-3033  King  George  Highway,  Surrey,  BCV,  Canada  V4P  1B8  ("Lender") the
                                                                    ------
principal sum of FIVE HUNDRED THOUSAND Dollars ($500,000) together with all accrued and unpaid interest thereon as set forth herein.

     Notwithstanding any other provision hereof, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. Both principal and interest are payable in lawful money of the United States of America to Lender at the address above indicated. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal.

     Except as otherwise stated herein, Borrower, for itself and its successors and assigns, hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or endorsement of this Note.

     This  Note  is  subject  to  the  following  additional  provisions:

     1.     Reference  to  Certain  Merger  Agreement.  For  certain  provisions
            -----------------------------------------
hereof, reference is made to the terms of an Agreement and Plan of Merger among Borrower, Lender and GBI Acquisition Corporation dated as of March 12, 2004 (the "Merger Agreement"). Capitalized terms used herein and not defined shall have the meanings set forth in the Merger Agreement.

     2.     Payment  of  Principal  and  Interest.
            -------------------------------------

     (a)     Period  of  No  Interest  Accrual.  Except as otherwise provided in
             ---------------------------------
Section 2(b) below, no interest will accrue or be owing on the principal balance of this Note.

     (b)     Period  of  Interest  Accrual.  If  the  Closing  under  the Merger
             -----------------------------
Agreement does not occur for any reason (other than an unrightful refusal to close by Borrower), interest will accrue on the unpaid principal balance of this Note (commencing from the date of termination of the Merger Agreement) at an annual simple interest rate equal to the prime rate as in effect on the date of termination of the Merger Agreement (with prime rate being as listed in the Money Rates section of the Wall Street Journal on such date).

     (c)     Period of Demand Payment of Principal. Except as otherwise provided
             -------------------------------------
in Section 2(d) below, the unpaid principal balance of this Note is payable by Borrower upon written demand by Lender.

     (d)     Period  of  Amortized  Payment  of  Principal and Interest.  If the
             ----------------------------------------------------------

Closing under the Merger Agreement does not occur for any reason, the unpaid principal plus accrued interest thereon will be payable in four fully-amortized semi-annual payments, with the first payment due on October 31, 2004, and each subsequent payment due six-months thereafter, such that the final full payment of principal and accrued interest will be made on April 30, 2006.

     3.     Conversion  Rights.
            ------------------

     (a)     Conversion  Following  Unrightful Refusal to Close by Borrower.  If
             --------------------------------------------------------------
the Closing under the Merger Agreement does not occur solely due to the unrightful refusal to close by Borrower, Lender may elect to convert the unpaid principal balance of this Note (plus accrued but unpaid interest thereon, if any) into shares of common stock of Borrower, at a conversion price of $.40 per share of Borrower common stock received. Lender will provide written notice to Borrower of Lender's intent to convert pursuant to the provisions of this
Section 3(a), together with the original of this Note. Borrower will issue to Lender a certificate reflecting the number of shares of Borrower common stock receivable upon such conversion within ten (10) business days of receipt of the written election to convert from Lender. The certificate for the shares of common stock received on such conversion will include a restricted securities legend reflecting the unregistered manner of issuance thereof, such legend to be substantially in the form of the restrictive legend first appearing above, together with such other securities legends (if any) as may be considered necessary and appropriate by Borrower to comply with applicable securities laws. The Note will be marked 'CANCELLED' upon issuance and delivery of the shares of common stock receivable upon such conversion.

     (b)     Other  Conversion  by  Borrower.  If  the  Closing under the Merger
             -------------------------------
Agreement does not occur for any reason (other than an unrightful refusal to close by Borrower), Lender may elect to convert the unpaid principal balance of this Note (plus accrued but unpaid interest thereon, if any) into shares of common stock of Borrower, at a conversion price of $.568 per share of Borrower common stock received. Lender will provide written notice to Borrower of Lender's intent to convert pursuant to the provisions of this Section 3(a), together with the original of this Note. Borrower will issue to Lender a certificate reflecting the number of shares of Borrower common stock receivable upon such conversion within ten (10) business days of receipt of the written election to convert from Lender. The certificate for the shares of common stock received on such conversion will include a restricted securities legend reflecting the unregistered manner of issuance thereof, such legend to be substantially in the form of the restrictive legend first appearing above, together with such other securities legends (if any) as may be considered necessary and appropriate by Borrower to comply with applicable securities laws. The Note will be marked 'CANCELLED' upon issuance and delivery of the shares of common stock receivable upon such conversion.

     (c)     Surrender  of  Note.  As  promptly  as  practicable  after the
             -------------------
conversion of this Note pursuant to Section 3(a) or Section 3(b) hereof, Borrower at its expense will issue and deliver to Lender, upon surrender of the Note to Borrower in the manner and at the place designated by Lender, a certificate or certificates for the number of full shares of equity securities issuable upon such conversion.

     4.     Borrower  Prepayment Right.  Borrower may prepay this Note, in whole
            --------------------------
or in part, at any time prior to the due date for payment of principal and interest (if any) provided hereunder.

     5.     Default.  This  Note  will  be in default if not paid by Borrower as
            -------
and  when  provided  hereunder.

     6.     Non-Waiver and Other Remedies.  No course of dealing or delay on the
            -----------------------------
part of Lender in exercising any right will operate as a waiver thereof or otherwise prejudice the right of Lender. No remedy conferred hereby will be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. In case of any Default, Borrower will reimburse Lender for its reasonable attorneys' fees incurred in connection with the enforcement of its rights hereunder.

     7.     Notices.  Any  notices  required or permitted hereunder will be sent
            -------
and deemed to have been received if sent in the manner set forth in Section 15.1 of the Merger Agreement.

     8.     Facsimile  Delivery.  This  Note  may  be  executed  by Borrower  in
            -------------------
facsimile form and upon receipt by Lender of such faxed executed copy of this Note, this Note will be binding upon and enforceable by Borrower and Lender in accordance with its terms. Borrower will promptly forward to Lender an original of the facsimile signed copy of this Note that was so delivered to Lender.

     9.     GOVERNING  LAW.  THIS  NOTE  SHALL  BE  GOVERNED BY AND CONSTRUED IN
            --------------
ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     10.     Headings.  The  headings  of the sections of this Note are inserted
             --------
for  convenience  only  and  are  to  not be deemed to constitute a part hereof.

     11.     Successors  and  Assigns.  All  of  the  stipulations, promises and
             ------------------------
agreements in this Note contained by or on behalf of Borrower are binding on the successors and assigns of Borrower, whether so expressed or not, and inure to the benefit of the permitted successors and assigns of Borrower and Lender.

     12.     Severability.  In  the  event  any  one  or  more of the provisions
             ------------
contained in this Note is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision hereof, and this Note will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.



     IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

                                                  CORGENIX MEDICAL CORPORATION,
                                                  a  Nevada  corporation



                                                  By: /s/  Douglass  T.  Simpson
                                                  Name:  Douglass  T.  Simpson
                                                  Title:  President